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                                                                     EXHIBIT 5.2

                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                          New York, New York 10017-3954


                                                      June 17, 2003



PPL Energy Supply, LLC
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

            We have acted as counsel to PPL Energy Supply, LLC, a Delaware limited liability company (the "Company"), and to PPL Corporation, a Pennsylvania corporation (the "Guarantor"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by certain selling security holders of up to $400,000,000 aggregate principal amount of the Company's 2-5/8% Convertible Senior Notes due 2023 (the "Notes") and 8,044,240 shares of the Guarantor's Common Stock, par value $0.01 per share (the "Shares"), initially issuable upon conversion thereof and the guarantee issued in connection with the Notes (the "Guarantee"). The Notes were issued under an indenture (the "Indenture") dated as of May 21, 2003, among the Company, the Guarantor and JPMorgan Chase Bank (the "Trustee").

            The Notes were initially sold by the Company in reliance on Section 4(2) of the Act and may be resold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein (the "Prospectus") pursuant to Rule 415 under the Act.
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            We have examined the Registration Statement, the Indenture, the
Notes and a form of the share certificate relating to the Shares, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantor.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

            1. The Notes have been duly authorized, executed and issued by the Company and, assuming that they have been duly authenticated by the Trustee, constitute valid and legally binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms.
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            2. The Shares initially issuable upon conversion of the Notes have been duly authorized and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be validly issued, fully paid and nonassesable.

            3. The Guarantee has been duly authorized by the Guarantor and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, is the valid and binding obligation of the Guarantor enforceable in accordance with its terms as contained in the Indenture.

            Our opinions set forth in paragraphs 1 and 3 above are subject to
(i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Thomas D. Salus, Esq., Senior Counsel of PPL Services Corporation, dated the date hereof.

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware Limited Liability Company Act, the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the laws of the Commonwealth of Pennsylvania.
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            We hereby consent to the filing of this opinion letter as Exhibit
5.2 to the Registration Statement and to the use of our name under the caption "Validity of the Securities" in the Prospectus included in the Registration Statement.

                                Very truly yours,

                                /s/ SIMPSON THACHER & BARTLETT LLP

                                SIMPSON THACHER & BARTLETT LLP